================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 Incoming, Inc.
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

    Nevada                        5130                          Pending
---------------       ---------------------------          -------------------
(State or Other       (Primary Standard Industrial          (I.R.S. Employer
Jurisdiction of        Classification Code Number)         Identification No.)
Incorporation or
Organization)


                         8300 N. Hayden Road, Suite 207
                            Scottsdale, Arizona 85258
                              Phone: (480) 945-3477
                               Fax: (480) 945-3449
  ----------------------------------------------------------------------------
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                                  Yury Nesterov
                             Chief Executive Officer
                         8300 N. Hayden Road, Suite 207
                            Scottsdale, Arizona 85258
                              Phone: (480) 945-3477
                               Fax: (480) 945-3449
  ----------------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)


Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer |_|                    Accelerated Filer    |_|

 Non-Accelerated Filer  |_|                    Smaller Reporting Company  |X|

(Do not check if a smaller reporting company)


----------------------------------------------------------------------------------------------------------------
                                                   Proposed
                            Maximum Proposed Maximum
 Class of Securities to be   Amount to be       Offering Price       Aggregate Offering        Amount of
        Registered            Registered           per Share               Price          Registration Fee (1)
----------------------------------------------------------------------------------------------------------------
Common Stock                  25,000,000            $0.010                $250,000               $9.82
----------------------------------------------------------------------------------------------------------------

[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                                 Incoming, Inc.
              4,000,000 SHARES MINIMUM - 25,000,000 SHARES MAXIMUM
                                  COMMON STOCK

Before this offering, there has been no public market for our common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over the Counter Bulletin Board operated by the Financial Industry Regulatory Authority. There is no assurance that our shares will ever be quoted on the Over the Counter Bulletin Board.


We are offering a minimum of 4,000,000 and a maximum of 25,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.010 per share. In the event that 4,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 4,000,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 4,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we will segregate your funds.


There is no minimum purchase requirement and there are no arrangements to place the funds in an escrow, trust or similar account.

Our common stock will be sold on our behalf by Yury Nesterov and Elena Djafarova, our directors. Our directors will not receive any commissions or proceeds from the offering for selling shares on our behalf.

Investing in our common stock involves risks. See "Risk Factors" starting at page 8.

                                               Offering Price            Expenses            Proceeds to Us
                                            --------------------------------------------------------------------
Per Share - Minimum                         $             0.010  $               0.0023  $             0.0077
Per Share - Maximum                         $             0.010  $               0.0004  $             0.0096
Minimum                                     $            40,000  $                9,610  $             30,390
Maximum                                     $           250,000  $                9,610  $            240,390

The difference between the "Offering Price" and the "Proceeds to Us" is $9,610. The $9,610 reflects the expenses of the offering. The expenses per share would be adjusted according to the offering amounts between the minimum and maximum. The $9,610 will be paid to unaffiliated third parties for expenses connected with this offering. The $9,610 will be paid from current funds that we have and the first proceeds of this offering once the minimum subscription has been completed.

Our common stock is presently not traded on any market or securities exchange.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the US Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.


The date of this prospectus is June 30, 2008.





Dealer Prospectus Delivery Obligation


Until 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Table of Contents                         Page
                                                                          ----
Summary of Prospectus                                                       6
     Our Company                                                            6
     The Offering                                                           7
     Selected Financial Data                                                7
Risk Factors                                                                8
Use of Proceeds                                                            16
Determination of Offering Price                                            17
Dilution of the Price per  Share                                           17
Plan of Distribution; Terms of the Offering                                19
     Section 15(g) of the Exchange Act                                     20
     Offering Period and Expiration Date                                   21
     Procedures for Subscribing                                            22
     Right to Reject Subscriptions                                         22
Management's Discussion and Analysis or Plan of Operation                  22
     Plan of Operation                                                     22
     Limited Operating History; Need for Additional Capital                23
     Results of Operations                                                 23
     Liquidity and Capital Resources                                       23
Description of our Business and Properties                                 24
     Background                                                            24
     Market and Industry Overview                                          25
     Our Business                                                          27
     Competition                                                           29
     Description of Property                                               30
Directors, Executive Officers and Control Persons                          30
Executive Compensation                                                     30
Security Ownership of Certain Beneficial Owners and Management             31
Certain Relationships and Related Transactions                             32
Description of Securities                                                  32
     Common Stock                                                          32
     Voting Rights                                                         33
     Dividend Policy                                                       33
Shares Eligible for Future Sale                                            33
Interests of Named Experts and Counsel                                     34
Reports to Security Holders                                                35
Financial Statements                                                       35

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 8. References to "we," "us," "our," "Incoming," or the "company" mean Incoming, Inc.

                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                   Our Company

We were formed on December 22, 2006. Our plan is to build an apparel and footwear portfolio of Urban Streetwear and Hip Hop American labels in Urban Fashion industry for export and distribution in Eastern European and Russian markets. Our goal is to uniquely position ourselves as a niche dealer and distributor of American Urban Streetwear and Hip Hop clothing labels in the Eastern European market. We plan to specialize in distribution and selling of apparel brands consisting of Urban Streetwear, Hip Hop Clothing, Snowboard and Skateboarding Apparel and Hipster-inspired all American clothing brands. Our target market is fashion minded urban consumers in their twenties and early thirties living in major urban areas of Eastern Europe.

We have no revenues, have incurred losses since our inception on December 22, 2006, and have relied upon the sale of our securities in unregistered private placement transactions and cash advances from our President, Mr.Yury Nesterov, to fund our operations. We are a development stage company and we do not expect to generate revenue for the next twelve months which would be enough to sustain our operations. Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our corporate activities. Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period from inception (December 22, 2006) to November 30, 2007, our independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

This offering and any investment in our common stock involves a high degree of risk. If we are unable to generate significant revenue, we may be obliged to cease business operations due to lack of funds. We face many challenges to continue operations, including our lack of operating history, lack of revenues to date, and the losses we have incurred to date. Please review the "Risk Factors" starting on page 8 of this offering.

Our principal executive offices are located at 8300 N.Hayden Road, Suite 207, Scottsdale, Arizona 85258, and our telephone number at that address is (480) 945-3477.

                                  The Offering

Following is a brief summary of this offering:

Securities being offered                4,000,000 shares of common stock minimum
                                        and 25,000,000 shares of common stock
                                        maximum, par value $0.001


Offering price per share                $ 0.010

Offering period                         The shares are being offered for a
                                        period not to exceed 180 days, unless
                                        extended by our Board of Directors for
                                        an additional 90 days.

Net proceeds to us                      Approximately $30,390 assuming the
                                        minimum number of shares is sold.

                                        Approximately $240,390 assuming the
                                        maximum number of shares is sold.

Use of proceeds                         We will use the proceeds to pay for
                                        administrative expenses, the
                                        implementation of our business plan, and general working capital. (i)



Number of shares outstanding
before the offering                     4,500,000


Number of shares outstanding            8,500,000 (if minimum number of shares
after the offering if all               are sold)
of the shares are sold                  29,500,000 (if maximum number of shares
                                        are sold)

 (i) If the minimum amount of the shares is sold we will use the proceeds to pay for our outstanding, as of February 29, 2008, liabilities of $6,018, which represent the following amounts: travel expenses of $3,168, rent and office expenses of $1,670 and computer equipment of $1,180. In addition we will pay for offering expenses. Total offering expenses are $9,610. Of the $9,610, the amounts to be paid from the proceeds for expenses of the offering are: $3,000 for legal fees; $800 for filing fees; $5,000 for accounting fees and expenses; $800 for transfer agent fees; and $10 for registration fee. We will use the rest of the funds (net of offering expenses and outstanding liabilities) for execution of marketing and advertising plan ($12,000), travel expenses ($10,000), and for general working capital ($2,372).

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus. The summary information below should be read in conjunction with "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements and notes thereto included elsewhere in this prospectus.
                                       -7-

Income Statement Data
                                                     From December 22, 2006
                                                         (inception)
                                                      to February 29, 2008
                                                      ---------------------
Revenue                                          $                        0
Expenses                                         $                   14,320
Net Profits (Losses)                             $                  (14,320)
Balance Sheet Data
                                                              As of
                                                        February 29, 2008
                                                      ---------------------
Working Capital (deficit)                        $                  (10,956)
Total Assets                                     $                    6,961
Total Liabilities                                $                   16,781

As of February 29, 2008, we had a working capital deficit of $10,956 and accumulated losses of $14,320 since inception. RISK FACTORS Please consider the following risk factors before deciding to invest in our common stock. This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

INDUSTRY RISK FACTORS
=====================
We operate in very competitive  markets and may be unable to compete effectively
--------------------------------------------------------------------------------
in the worldwide "Urban Fashion" retailing industry.
---------------------------------------------------
Competition in the Urban Fashion retailing industry is intense. We face a variety of competitive challenges from domestic and international apparel retailers, including a number of competitors that have substantially greater financial and marketing resources than we do. The principal competitive factors include product price, quality and assortment of product lines, schedules and reliability of delivery, and the range and quality of customer services. Due to limited financing, and fierce competition from multinational wholesalers and retailers we may not be able to generate revenues and will have to cease operations. In addition, it is possible that mass-market discount retailers will increase their investment and enclose Urban Streetwear and Hip Hop clothing in their retail operations, thereby achieving greater market penetration and placing additional competitive pressures on our business.

The wholesale apparel market is highly competitive with few barriers to entry. We compete against a diverse group of wholesalers and retailers offering casual wear and streetwear apparel of European brands such as Scotch& Soda, Broadway "NYC Fashion", No Excess, 4you, Aigle, as well as products by local fashion designers and companies; including B.O. Connections, Befree, and Canoe, among many others.

 The level of competition we face from these and other brands varies depending on the product segment, as many of our competitors do not offer Hip Hop clothing brands. Our greatest competition is generally in women's apparel, skateboarding and snowboarding apparel segments. Many of our competitors are larger than us and have substantially greater resources than us and, as a result, may be able to adapt more quickly to changing market conditions and exploit new opportunities and supply their products more quickly and effectively than us. Many of these brands have better name recognition among consumers and purchase significantly more merchandise from vendors.


We rely on third parties to manufacture and distribute the products we re-sell.
------------------------------------------------------------------------------
We will depend on the Urban Streetwear and Hip Hop clothing brand suppliers to manufacture and supply the merchandise that we will be re-selling. If these brand manufacturers are unable to secure sufficient supplies of raw materials, or maintain adequate manufacturing and shipping capacity, they may be unable to provide us with timely delivery of products of acceptable quality. In addition, if the prices charged by these brand manufacturers increase for reasons such as increases in the price of raw materials, increases in labor costs or currency fluctuations, our cost of inventory would increase, adversely affecting our results of operations. We will depend on third parties to transport and deliver merchandise. Due to the fact that we do not have any independent transportation or delivery capabilities of our own, if these third parties are unable to transport or deliver our merchandise for any reason, or if they increase the price of their services, including as a result of increases in the cost of fuel, our operations and financial performance may be adversely affected.

We currently do not have long-term agreements with any of our potential brand manufacturers, and any of these manufacturers may unilaterally terminate their relationship with us at any time in the future. There is also substantial competition among wholesalers for quality brand manufacturers. To the extent we are unable to secure or maintain relationships with quality brand manufacturers, our business could be harmed.

We may be unable to keep up with constantly changing fashion trends.
-------------------------------------------------------------------
Our success depends, in large part, upon our ability to gauge the evolving fashion tastes of our consumers and to provide merchandise that satisfies such fashion tastes in a timely manner. The worldwide Urban Fashion industry fluctuates according to changing fashion tastes and seasons, and merchandise usually must be ordered well in advance of the season, frequently before consumer fashion tastes are evidenced by consumer purchases. In addition, the cyclical nature of the worldwide clothing and footwear retailing industry also requires us to secure significant level of inventory, especially prior to peak selling seasons when all fashion retailers build up their inventory levels. As a result, if we fail to properly gauge the fashion tastes of consumers, or to respond in a timely manner, this failure could adversely affect consumer acceptance of merchandise we re-sell and leave us with inventory deficiency or inventory surplus. If that occurs, we may be forced to seek additional suppliers to fill in the inventory deficit or to rely on markdowns or promotional sales to dispose of excess, slow-moving inventory, which would negatively impact financial results.

The results of our wholesale businesses will be affected by the buying plans of our customers, which will include smaller independent retailers and boutique stores. Our customers may not inform us of changes in their buying plans until it is too late for us to make the necessary adjustments to our product lines and marketing strategies. While we believe that purchasing decisions in many cases are made independently by individual stores or store chains, we are exposed to decisions by the controlling owner of a store, to decrease the quantity of merchandise purchased from us. In addition, the retail industry periodically experiences consolidation. We face a risk that our customers may consolidate, restructure, reorganize or realign in ways that could decrease the number of stores or the amount of shelf space that carry our merchandise.

The worldwide fashion retailing industry is heavily influenced by general
-------------------------------------------------------------------------
economic cycles.
---------------
Fashion retailing is a cyclical industry that is heavily dependent upon the overall level of consumer spending. Purchases of apparel, footwear and related goods tend to be highly correlated with the cycles of the levels of disposable income of our consumers. As a result, any substantial deterioration in general economic conditions could adversely affect our net sales and results of operations.

Downturns, or the expectation of a downturn, in general economic conditions could adversely affect consumer spending patterns, our sales and our results of operations. Because apparel generally is a discretionary purchase, declines in consumer spending patterns may have a more negative effect on apparel retailers than other retailers. Therefore, we may not be profitable if there is a decline in consumer spending patterns.

Our international operations are subject to political and economic risks.
------------------------------------------------------------------------
We expect that most of our sales will be generated outside the United States. We will be accordingly subject to a number of risks relating to doing business internationally, any of which could significantly harm our business, including:

   o political and economic instability;
   o inflation;
   o exchange controls and currency exchange rates;
   o foreign tax treaties and policies; and
   o restrictions on the transfer of funds to and from foreign countries.

Our financial performance on a U.S. dollar denominated basis is also subject to fluctuations in currency exchange rates. These fluctuations could cause our results of operations to vary materially. From time to time, we may enter into agreements seeking to reduce the effects of our exposure to currency fluctuations, but these agreements may not be effective in reducing our exposure to currency fluctuations or may not be available at a cost effective price. We are not currently entered into any of these agreements.

COMPANY RISK FACTORS
====================

There is substantial  uncertainty as to whether we will continue operations.  If
--------------------------------------------------------------------------------
we discontinue  operations,  you could lose your  investment.
-------------------------------------------------------------
Our auditors have discussed their uncertainty regarding our business operations in their audit report dated January 15, 2008.

  This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, we may have to cease operations and you could lose your entire investment. We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, our business will fail. We were incorporated on December 22, 2006 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception on December 22, 2006 to February 29, 2008 is $14,320. Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

We are mainly dependent upon the funds to be raised in this offering to advance our business, the proceeds of which may be insufficient to achieve adequate revenues to remain in business and our business will fail. We have limited operations. We need the proceeds from this offering to pay for marketing, professional fees, travel and general and administrative expenditures. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us. If we are not able to obtain needed financing, we may have to cease operations and investors will lose all of their investment.

We depend on key personnel.
---------------------------
Our future success will depend in part on the continued service of key personnel, particularly Yury Nesterov, our President and Chief Executive Officer. Our future success will also depend on our ability to attract and retain key managers, sales people and others. We face intense competition for these individuals from well established multinational, national and regional wholesale and retail companies. We may not be able to attract qualified new employees or retain existing employees, which may have a material adverse effect on our results of operations and financial condition.

 Because our management does not have prior experience in apparel wholesale, our
--------------------------------------------------------------------------------
business has a higher risk of failure.
--------------------------------------
Our directors do not have experience in the apparel wholesale industry. As a result, we may not be able to recognize and take advantage of opportunities without the aid of qualified marketing, sales and business development consultants. Our directors' decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

Because our directors  will own 52.3% of our  outstanding  common stock,  if the
--------------------------------------------------------------------------------
minimum  amount  of the  offering  will be sold,  they  could  make and  control
--------------------------------------------------------------------------------
corporate decisions that may be disadvantageous to other minority shareholders.
--------------------------------------------------------------------------------
                                      -11-

Our directors, Yury Nesterov and Elena Djafarova, own 100% of the outstanding shares of our common stock as of the date of this offering. If minimum amount of the shares will be sold, our directors will own 52.3% of our outstanding common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We do not intend to pay  dividends  and there will be less ways in which you can
--------------------------------------------------------------------------------
make a gain on any  investment  in  Incoming,  Inc.
----------------------------------------------------
We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in Incoming will need to come through appreciation of the stock's price.

Failure to achieve and maintain  effective  internal controls in accordance with
--------------------------------------------------------------------------------
section 404 of the  Sarbanes-Oxley  Act could have a material  adverse effect on
--------------------------------------------------------------------------------
our business and operating results.
-----------------------------------
It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures.
If we are unable to comply with these requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires of publicly traded companies.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, beginning with our annual report on Form 10-K for our fiscal period ending November 30, 2007, we will be required to prepare assessments regarding internal controls over financial reporting and beginning with our annual report on Form 10-K for our fiscal period ending November 30, 2008, furnish a report by our management on our internal control over financial reporting. We have begun the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. There also can be no assurance that our auditors will be able to issue an unqualified opinion on management's assessment of the effectiveness of our internal control over financial reporting. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines "significant deficiency" as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future. Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.


RISK FACTORS RELATING TO OUR COMMON STOCK AND THIS OFFERING
===========================================================

There is no  public  (trading)  market  for our  common  stock  and  there is no
--------------------------------------------------------------------------------
assurance  that the common  stock will ever trade on a  recognized  exchange  or
--------------------------------------------------------------------------------
dealers' network; therefore, our investors may not be able to sell their shares.
--------------------------------------------------------------------------------

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. Neither we nor our selling stockholders have engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders.

The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

     - variations in our quarterly operating results;
     - changes in general economic conditions and in the footwear retailing industry;
     - announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;
     - loss of a major customer, partner or joint venture participant; and
     - the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.
--------------------------------------------------------------------------------
Once publicly trading, the application of the "Penny Stock" rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares. The Securities and Exchange Commission has adopted Rule 3A51-1, which establishes the definition of a "Penny Stock", for the purposes relevant to us, as any equity security that has market price of less than $5.00 per share or within an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15G-9 require:
--------------------------------------------------------------------------------
      - that a broker or dealer approve a person's account for transactions in penny stocks; and

      - the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

 In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      - obtain financial information and investment experience objectives of the person; and

      - make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

    - sets forth the basis on which the broker or dealer made the suitability determination; and

    - that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

    - Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Volatility  in our common share price may subject us to  securities  litigation,
--------------------------------------------------------------------------------
thereby  diverting  our  resources  that  may  have  a  material  effect  on our
--------------------------------------------------------------------------------
profitability and results of operations.

We expect the market for our common shares to be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

You could be diluted from our future  issuance of capital  stock and  derivative
--------------------------------------------------------------------------------
securities.
-----------
As of February 29, 2008, we had 4,500,000 shares of common stock outstanding and no shares of preferred stock outstanding. We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock or preferred stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

We will incur increased costs as a result of being a public company, which could
--------------------------------------------------------------------------------
affect our profitability and operating results.
-----------------------------------------------

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Nasdaq National Market and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies, and expectations, are generally
identifiable   by  use  of  the  words  "may,"   "will,"   "should,"   "expect,"
"anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our products, our potential profitability, and cash flows (b) our growth strategies, (c) anticipated trends in the footwear retailing industry, (d) our future financing plans and (e) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We will have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities until, if ever, we generate positive cash flow from operations.

Use of  Proceeds
----------------

Our offering is being made on a self underwritten basis - with a minimum of $40,000 in gross proceeds. The table below sets forth the use of proceeds if $40,000 (i.e. gross proceeds of the minimum offering) or $250,000 (i.e. gross proceeds of the maximum offering) of our common stock is sold.

                                                                           $40,000              $250,000
                                                                    -----------------   -------------------
Gross proceeds                                                      $          40,000  $           250,000
Offering expenses                                                               9,610                9,610
                                                                    ------------------ --------------------
Net proceeds                                                        $          30,390  $           240,390
                                                                    ================== ====================
The net proceeds will be used as follows:
Outstanding liabilities                                            $             6,018 $            16,781
Marketing                                                                        2,000              40,000
Travel expenses                                                                  5,000              30,000
Inventory                                                                       12,000             100,000
Logistics                                                                            -              35,000
General and administrative                                                       5,372              18,609
                                                                   =================== ====================
TOTAL                                                              $            30,390 $           240,390
                                                                   =================== ====================

Total offering expenses are approximately $9,610. Of the $9,610, the amounts to be paid from the proceeds for expenses of the offering are: $3,000 for legal fees; $800 for filing fees; $5,000 for accounting fees and expenses; $800 for transfer agent fees; and $9.82 for registration fee.

If the minimum amount of the shares is sold we will use the proceeds to pay for our outstanding, as of February 29, 2008, liabilities of $6,018, which represent the following amounts: travel expenses of $3,168, rent and office expenses of $1,670 and computer equipment of $1,180.If the maximum amount of the shares is sold we will pay all of our outstanding liabilities as of February 29, 2008, representing current accounts payable of $6,018, the amounts owed to our director for expenses incurred on behalf of the company in the amount of $530, and $10,233 loan. The loan is payable on demand, unsecured, bears interest at 6.75% per annum and consists of $10,000 of principal, and $233 of accrued interest payable.

Our President has provided funds for general working capital to the date of this prospectus. We may rely on loans from our directors and officers, Yury Nesterov and Elena Djafarova to continue our operations; however, there are no assurances that our directors will provide us with any additional funds. Currently, we do not have any arrangements for additional financing. If we are not able to obtain needed financing, we may have to cease operations.

 "General and Administrative Costs" include costs related to operating our office. These costs include rent, telephone service, mail, stationery, accounting, acquisition of office equipment and supplies, costs of paying an administrative assistant, expenses of filing reports with the Securities and Exchange Commission, travel, and general working capital.

Determination of Offering Price
-------------------------------
The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $250,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

o        our lack of operating history
o        the proceeds to be raised by the offering
o the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholder, and
o        our cash requirements

Dilution of the Price per Share
-------------------------------
Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of February 29, 2008, the net tangible book value of our shares of common stock was a deficit of $(14,320) or approximately $(0.0032) per share based upon 4,500,000 shares outstanding. If 100% of the shares are sold:
Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 29,500,000 shares to be outstanding will be $235,680, or approximately $0.008 per share. The amount of dilution to the shareholders acquiring shares in this offering will be $0.002 per share. The net tangible book value of the shares held by our existing shareholder will be increased by $0.0112 per share without any additional investment on their part. The shareholders acquiring shares in this offering will incur an immediate dilution from $0.010 per share to $0.008 per share.

After completion of this offering, if 25,000,000 shares are sold, the shareholders acquiring shares in this offering will own approximately 84.75% of the total number of shares then outstanding shares for which the shareholders acquiring shares will have made cash investment of $250,000, or $0.010 per share. Our existing shareholders will own approximately 15.25% of the total number of shares then outstanding, for which they have made contributions of cash of $4,500, or $0.001 per share.

If the minimum number of the shares is sold:
--------------------------------------------

Upon completion of this offering, in the event 16% or the minimum amount of the shares are sold, the net tangible book value of the 8,500,000 shares to be outstanding will be $25,680 or approximately $ 0.003 per share. The amount of dilution to the shareholders acquiring shares in this offering will be $ 0.007 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0062 per share without any additional investment on their part. The shareholders acquiring shares in this offering will incur an immediate dilution from $0.010 per share to $ 0.003 per share.

After completion of this offering, if 4,000,000 shares are sold, the shareholders acquiring shares in this offering will own approximately 47.06% of the total number of shares then outstanding shares for which the shareholders acquiring shares will have made cash investment of $40,000, or $0.010 per share. Our existing stockholders will own approximately 52.94% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $4,500, or $0.001 per share.

The following table compares the differences of investment in our shares to the shareholders acquiring shares in this offering with investment in our shares of our existing stockholders.


Existing stockholders if all of the shares are sold:

Price per share                                                                               $            0.001
Net tangible book value per share before offering                                             $         (0.0032)
Net tangible book value per share after offering                                              $            0.008
Increase to present stockholders in net tangible book value per share after offering          $           0.0112
Capital contributions                                                                         $            4,500
Number of shares outstanding before the offering                                                       4,500,000
Number of shares after offering held by existing stockholders                                          4,500,000
Percentage of ownership after offering                                                                    15.25%

Purchasers of shares in this offering if all shares sold:

Price per share                                                                               $            0.010
Dilution per share                                                                            $            0.002
Capital contributions                                                                         $          250,000
Number of shares after offering held by public investors                                              25,000,000
Percentage of ownership after offering                                                                    84.75%

                                      -18-

Existing stockholders if the minimum number of shares sold:
Price per share                                                                               $            0.001
Net tangible book value per share before offering                                             $         (0.0032)
Net tangible book value per share after offering                                              $            0.003
Increase to present stockholders in net tangible book value per share after offering          $           0.0062
Capital contributions                                                                         $            4,500
Number of shares outstanding before the offering                                                       4,500,000
Number of shares after offering held by existing stockholders                                          4,500,000
Percentage of ownership after offering                                                                    52.94%

Purchasers of shares in this offering if the minimum number of shares sold:

Price  per share                                                                              $            0.010
Dilution  per share                                                                           $            0.007
Capital  contributions                                                                        $           40,000
Number of shares  after  offering  held by  public  investors                                          4,000,000
Percentage of ownership after offering                                                                    47.06%

Plan of Distribution; Terms of the Offering
---------------------------------------------
We are offering a minimum of 4,000,000 and up to a maximum of 25,000,000 shares of common stock on a direct public offering basis, without any involvement of underwriters or broker-dealers. The offering price is $0.010 per share. Funds from this offering will be placed in a separate bank account. This account is not an escrow, trust or similar account. We will hold the funds in the account until we receive a minimum of $40,000, at which time we will appropriate the funds for the purposes we have described above. Any funds received by us thereafter will be immediately available for our use. If we do not receive the minimum amount of $40,000 within 180 days of the effective date of our Prospectus, or within an additional 90 days if we so choose, all funds will be promptly returned to the shareholders acquiring shares in this offering without a deduction of any kind. During the 180 day period and possible additional 90 day period, no funds will be returned to the shareholders acquiring shares in this offering. The shareholders acquiring shares in this offering will only receive a refund of the subscription if we do not raise a minimum of $40,000 within the 180 day period referred to above, which could be expanded by an additional 90 days at our discretion for a total of 270 days.
There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or if there is a material change in the terms of the offering. The following are material changes that would entitle you to a refund of your money:

-        an extension of the offering period beyond 270 days;
-        a change in the offering price;
-        a change in the minimum sales requirement;
- a change to allow sales to affiliates in order to meet the minimum sales requirement;
- a change in the amount of proceeds necessary to release the funds held in the separate bank account

If any of the above material changes occur, a new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through our directors Mr. Yury Nesterov and Ms. Elena Djafarova. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is  not statutorily  disqualified,  as  that  term  is  defined in
Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the "Exchange Act"), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our directors and officers are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker-dealers or associated with a broker-dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission (the "Commission"), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the offering. We will not utilize the Internet to advertise our offering.

Section 15(g) of the Exchange Act
----------------------------------
Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.
                                      -20-

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation. Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Regulation M
------------
Our officers and directors, who will sell the shares, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions,
Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Offering Period and Expiration Date
-----------------------------------
This offering will start on the date of this prospectus and continue for a period of up to 180 days, and an additional 90 days, if so elected by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement; and
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Incoming, Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

           Management's Discussion and Analysis or Plan of Operation
           =========================================================

We are a start-up stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have established our wholesale operations and developed distribution channels with sales sufficient enough to generate a healthy profit margin. Accordingly, we must raise cash from sources other than operations.

To meet our need for cash we are attempting to raise money from this offering. If we raise the minimum amount through this offering, we will be able to continue operations and remain in business for twelve months. If we are unable to generate revenues after the twelve months for any reason, or if we are unable to make a reasonable profit after twelve months, we may have to cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last for twelve months but with limited funds available to build and grow our business. If we raise the maximum amount, we believe we can achieve profitable operations, however, we cannot guarantee that proceeds from this offering will be sufficient enough for us to continue as going concern. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money through a second public offering, a private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation
-----------------

Our plan of operation is based on two major goals:

-   short term goals for one year (12 months) and
-   long term goals up to five years

Our short term goal is to build a portfolio of Urban Streetwear and Hip Hop American apparel labels for distribution in the Russian Market. We intend to enter into distribution agreements with local buyers for department stores, as well as with distributors for independent stores, store chains and boutiques.

Our long term goal is to expand our distribution and sales territories into other Eastern European countries and to add other categories of apparel to our portfolio, such as American brands of snowboarding apparel, skateboarding apparel and hipster-inspired clothing brands.

Limited Operating History; Need for Additional Capital
------------------------------------------------------
There is limited historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage operations and have generated no revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in inventory, shipping, and marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, increases in legal fees related to filings and regulatory compliance and increases in travel expenditures.

To become profitable and competitive, we have to successfully promote and increase sales of our Urban Streetwear and Hip Hop closing lines. We anticipate relying on equity sales of our common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities. We may also rely on loans from our directors; however, there are no assurances that our directors will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations
---------------------
From Inception on December 22, 2006 to February 29, 2008

During the period from our inception to February 29, 2008, we hired consultants in the areas of bookkeeping and accounting. We also retained an attorney in relation to this Registration Statement, and an auditor to audit our financial statements. Our loss since inception is $14,320 of which $5,500 for accounting and audit fees; $233 for interest expense; $3,000 for management fees; $3,701 for general and administrative expenses; $530 for organization costs; and $1,356 for rent.

Since inception, we have sold 4,500,000 shares of common stock to our directors for $4,500.

Liquidity and Capital  Resources
--------------------------------
As of February 29, 2008, our total assets consisted of cash of $5,825 (November 30, 2007 - $12,840)
and computer equipment with book value of $1,136 (November 30, 2007 - $1,180) and our total liabilities were $16,781 (November 30, 2007 - $16,417) for a total working capital deficit of $10,956 (November 30, 2007 - $(3,937)). During the period ended November 30, 2007, the President of the Company provided a $10,000 loan to the Company in accordance with loan agreement. The loan payable is unsecured, bears interest at 6.75% per annum, and consists of $10,000 of principal and $33 of accrued interest payable. As at February 29, 2008, Yury Nesterov, our President, is owed $10,763 (November 30, 2007 - $10,595) for cash advances and expenditures incurred on behalf of the company. This amount consists of the $10,000 loan principal (November 30, 2007 - $10,000), $233 of accrued interest (November 30, 2007 - $65) and $530 (November 30, 2007 - $530) for expenses incurred on behalf of the Company.

We expect to incur substantial losses over the next two years.

As of February 29, 2008, we had cash of $5,825, and we believe that we need approximately an additional $40,000 to meet our working capital requirements over the next 12 months. Our intention is to obtain this money through this offering.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different information you should not rely on it. We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the date of delivery of this prospectus or any supplement hereto, or the sale of the shares. Our business, financial condition, results of operations and prospects may have changed since that date.

    We obtained statistical data and certain other industry forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical and industry data and forecasts and market research used herein are reliable, we have not independently verified such data. We have not sought the consent of the sources to refer to their reports or articles in this prospectus.

Background
----------

We were formed on December 22, 2006. Our plan is to build an apparel and footwear portfolio of Urban Streetwear and Hip Hop American labels in Urban Fashion industry for export and distribution in Eastern European and Russian markets. Our goal is to uniquely position ourselves as a niche dealer and distributor of American Urban Streetwear and Hip Hop clothing labels in the Eastern European market. We plan to specialize in selling and distribution of apparel brands consisting of:


1) Urban Streetwear
2) Hip Hop clothing
3) Snowboard and skateboarding apparel
4) Hipster-inspired all American clothing brands.

We have entered into an agreement with OOO Propaganda (the "Propaganda", or Distributor), a distributor located in Russian Federation where Propaganda was granted the non-exclusive and non-assignable right to re-sell products supplied by Incoming, Inc.

Our target market is fashion minded urban consumers, in their twenties and early thirties, living in major urban areas of such fashion driven cities as Moscow, Saint Petersburg, Yekaterinburg, etc.


Market and Industry Overview
----------------------------
Industry
--------
Hip-hop fashion is a distinctive style of dress originating with the African-American and Latino youth in major cities in the United States. Each city contributed various elements to its overall style seen worldwide today. Hip hop fashion complements the expressions and attitudes of hip hop culture in general. Hip hop fashion has changed significantly during its history, and today it is a prominent part of popular fashion as a whole across the world and for all ethnicities. Hip-hop's foundation, built on sampling, storytelling, cultural references, and competitive attitude, encouraged an entire generation to express themselves.

 In the 1990s and beyond, many hip hop artists and executives started their own fashion labels and clothing lines. Notable examples include Wu-Tang Clan (Wu-Wear), Russell Simmons (Phat Farm), Kimora Lee Simmons (Baby Phat), Diddy (Sean John), Apple Bottom Jeans (Nelly), Damon Dash and Jay-Z (Rocawear), 50 Cent (G-Unit Clothing), Eminem (Shady Limited), 2Pac (Makaveli) and OutKast (OutKast Clothing). Other prominent hip hop fashion companies have included brands such as Karl Kani and FUBU, Ecko, Dickies, Girbaud, Enyce, Famous Stars and Straps, Bape, LRG, Timberland Boots, and Akademiks.

Today, Hip hop clothing is produced by popular and successful designers. Hip hop fashion is worn by a significant percentage of young people around the world, with a significant number of retailers that are dedicated to the sale of hip hop inspired fashions.

Due to the recent trend in hip hop fashion to revert back to the "old school", the clothing is becoming similar to early 80's form of dressing. It has geared toward a more hipster-inspired style of dressing (so-called "prep-hop"), which may include items such as polo shirts, sport coats, woven button shirts, large ornamental belt buckles, cufflinks, skull and skeleton decorations, elaborately decorated zip-up hoodies, trucker hats, tighter-fitting "vintage style" t-shirts with shorter arm sleeves, Lumberjack button ups or plaid designed shirts, Snow Inspired Fashions and tighter denim jeans. Shorter length t-shirts have become involved in recent trends, in order to expose decorated belts and belt buckles and biker chains. Although the "baggy" style of dress remains relevant, some hip hoppers forego that particular style, opting for colorful fitted prep-hop and hipster-inspired clothing as exemplified by the growing influence of rappers such as Kanye West, Common, will.i.am, and Andre 3000, as well as the tighter-fitting skater influenced styles in the case of Pharrell. 80's trends have reemerged, such as Members Only jackets, huge oversized chains and large eyeglasses.

The streetwear style is very close to hip-hop culture, urban, skaters and even surf, meaning it sports a lot of wide influences. Traditionally, denim is a large part of streetwear culture because it is easy to maintain (it won't stain and is a strong material) and so are caps.

 Another integral part of what streetwear is and what it means is that it is a very popular fashion genre, but even as it grows in stature, it still remains something underground. One factor that has helped this is the fact that many of the well known streetwear brands have not given in to a buyout by the giants of the clothing industry; this would undoubtedly bring those brands to the mainstream. Shops that sell streetwear also show close alliance to the independent brands by not selling well known brands, and sticking to their independent brands.

Through the years streetwear has developed and has been molded by its past and through pioneers like Shawn Stussy, the influence of the hip hop culture and the input of Japanese designers. However, through this sculpting and change, streetwear has managed to keep to its roots.

The core of streetwear has always been, and likely will always be, the graphic tee. It is through this medium that one can truly see what sets street fashion apart from the generic looking tees of the mainstream. This is evident in the originality and creativity found in the graphics. Rather than simply branding the shirt, streetwear companies have blessed their products with clever phrases and /or images that bestow emotional appeal upon the shirt, distinctly absent from the larger brands.

A second characteristic, which was truer today than ten years ago due to the advent of the internet, is a degree of exclusivity. True streetwear is the domain of specialty boutiques and not found in the mall. Traditionally streetwear has been reserved for those with their ear to the ground and by the time a once exclusive label reached the mainstream, those in the know had long since moved onto the next one. It is this concept of exclusivity which essentially disqualifies brands with street origins that are readily available in malls and places like Athletes World.

Finally, streetwear companies dare to tread where no others will and are continually pushing the boundaries of what some folk would consider "decency." This is evident even in the graphics and sayings that express political opinions, social commentary and elements of a more risque nature. Essentially, streetwear companies aim to stay true to themselves by not compromising their values out of fear of upsetting the general public. It is this radical attitude that separates streetwear from the generic fashion designed for the masses.

Examples of established men and women Hip-Hop clothing brands are LRG, Coogi, Baby Phat, Apple Bottoms, Luxurie by LRG, Pastry Shoes, and Sean John, Rocawear, Akademiks, G Unit, New Era, Champion Sports, Phat Farm, Vokal, Unk, Drunknmunky, Ecko, Majestic, Triple Five Soul, King Apparel, Zoo York , Elko Unlimited, Lugz and Mecca USA to name a few.

Newer urban streetwear and hip hop brands are Crown Holder, Dereon, Sneak Tip, The Originators, Junkfood Clothing, Nostic, and Black label, Crooks & Castles, Hundreds, 10 Deep, Know1edge, N4E1 - Not For Everyone, Franco Shade and 3Sixteen among others.

Market
------

In the past eight years Russia has become a consumer power. The economy is growing at an annual rate of 6.9% since 2003, with Russian and other Eastern European elites already overtaking Western Europeans in terms of conspicuous consumption, the consumer potential - and with it the scope of Western brands-is boundless once wealth trickles down to the bulk of consumers.

Russia has experienced a strong growth of retail trade that goes in hand with its rising consumer income and expenditure. In 2007, Russia was ranked one of the world's largest retail markets. Russian consumers have a higher purchasing power since the majority of the population owns a house without the burden of mortgage repayments, having inherited their housing from the state following the collapse of communism. Per capita spending on clothing and footwear has grown by almost 30% since 2000.

The style of clothes worn in Russia is similar to the rest of Europe, with young people following fashion trends. Celebrities, particularly those on TV, always signal the latest fashion trends. The population at large buys clothes and footwear in specialized shops, paying attention to latest world fashion trends.

The luxury segment of the Russian clothing and footwear market is highly developed, making it one of the most dynamic luxury markets in the world. The majority of the global luxury brands which have already established a strong presence in Russia are now launching their own distribution networks. For the last five years, luxury brands like Louis Vuitton, Salvatore Ferragamo and Burberry are expanding in Russia.

The steady growth in personal incomes, as well as ongoing real ruble appreciation, is forecasted to increase the size of the retail market. Market research reveals that the Russian market of apparel consumption grows annually by 25%. The market capacity in the average price sector made 12-13 billion US dollars, of which 40% fell on Moscow, and 17% on St. Petersburg. The sales of premium-class garments reached 2.5-3 billion US dollars, while the sales of de luxe attire were estimated at 1.5 billion US dollars.

The business profitability in the Russian apparel market remains attractive. The share of the foreign presence in the local market annually grows by 4-4.5% in capital cities, and has good prospects in the regions. Now, Russian regions are just starting to develop in response to the growing incomes of the local population. Hence, the Russian market holds a potential to upsurge its consumer activity.

The medium priced segment of Russian clothing and footwear market is evolving constantly as this segment is addressing apparel needs of majority of youth (students and young professionals). With the increasing influence of Western culture including Hollywood movies and American music on younger Russians there is a growing influence of hip hop and rap music on youth culture in Eastern Europe as well as growing popularity of snowboarding and skateboarding activities.

Just a few years ago, the eastern edge of Europe was terra incognita on hip-hop's world map. Today, European rappers also "feature" each other on songs and even provide cross-border assists when necessary. Music isn't the only thing that hip-hop imported from the U.S., its country of origin. Along came in hip hop inspired fashion with gold chains and baggy pants, hoodies and tracksuits.

Our Business
============

Plan of Operations
------------------

Short term goal (twelve-month period)

The two key elements of our short term plan are to create our initial portfolio of Urban Street wear and Hip Hop American apparel labels we want to sell to the foreign market and do a test market of these products. Our plan of operation for the next twelve months will be focused on three major areas:

1) Operations
2) Marketing
3) Financing

Operations
----------

We plan to create our portfolio of apparel labels by sourcing them through industry trade shows, directly contacting North American label manufacturers, searching through apparel industry publications, ads and referrals. We are planning to create two separate segments of our portfolio:

         -Hip Hop apparel including footwear and accessories with focus on providing customers with a selection of high-end, contemporary apparel and accessories, at a medium to higher price points that are generally a better fit for department stores, chain stores and boutiques. This segment represent an apparel that appear to be more mainstream and will be targeting younger men and women in the eighteen to thirty five years old age category.

         -Urban Streetwear including footwear and accessories that will cater to consumers in major urban areas who are shopping less in department stores and more in other channels, such as specialty shops, boutiques and mid-tier locations where uniqueness and value is perceived to be higher. This is a niche urban casual apparel segment that holds a higher degree of exclusivity, perceived to be edgier and appeal to a younger audience.

We plan to achieve this by doing the following:

1) We will buy samples and small quantities of chosen products from brand manufacturers throughout the United States and ship them to our Distributor for testing on the local market. The Distributor will utilize their existing contacts to introduce the products to local buyers.
2) Our company will create a list of perspective brands based on feedback we will receive from our Distributor.
3) We will obtain all the necessary information about prospective brands we wish to include in our portfolio from the manufacturers for the purpose of developing a sale support system.
4) Upon receiving a purchase order from Distributor, Incoming will place a trial order with chosen label manufacturers or their distributors and fulfill it by shipping purchased goods to the Distributor's warehouse in Moscow.
5)       We  will  evaluate  the  consumer   response  to  the   introduced  new
         merchandise by working closely with the Distributor and deciding on whether to keep or adjust our product lines. Then we will develop a more detailed plan of operations including types of products and next order volumes.

Marketing
---------

         We plan to develop a strategic marketing plan by working together with our distributor, Propaganda, for generating brand awareness in geographical areas where we plan to introduce our products first. We will focus our marketing and sales efforts on the youth lifestyle markets and action, sports, snow sports and specifically, persons ranging in age from 17 to 35. Individuals born between approximately 1978 and 1994, more commonly referred to as Generation Y, represent the core of our target demographic. Generation Y is a powerful demographic supported by solid growth and spending power. The marketing plan will cover the following:
                                      -28-

1) Active promotional program including in-store demonstrations, printing promotional materials, educating buyers and other potential distributors on the brands we carry.
2)      Public and media relations program in key areas.
3) Sponsoring events, Hip-Hop concerts, competitions in skateboarding and urban art by supplying our products to increase customer awareness of brands that we represent.

Financing
---------

We intent to raise a minimum of $40,000 and up to a maximum of $250,000 of gross proceeds from this offering. Management believes that even if we raise a minimum amount that will net $30,390 after offering expenses, we will have sufficient cash flow to meet our capital requirements for at least the next twelve months. Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.

Long term goal (five-year period)
---------------------------------

There are three key elements of our long term plan:

1) Expand our portfolio by diversifying our offerings with innovative new American brands and labels.
2) Introduce new merchandise categories including footwear, accessories and jewelry.
3) Expand selling territories, increase number of distributors, and uncover new distribution channels.

Competition
-----------

      The Company's business is subject to significant competition. The fashion industry is highly competitive and Eastern European market is dominated by large multinational Western brands including Gucci, Louis Vuitton, Ferragamo and Burberry among others. Multinational competitors have already established their brand name recognition in the Russian market.

In our particular apparel segment, we compete against a diverse group of wholesalers and retailers offering casual wear and streetwear apparel of European brands, such as Scotch&Soda, Broadway "NYC Fashion", No Excess, 4you, Aigle, as well as products by local fashion designers and companies. There are also a number of local national competitors offering casual streetwear apparel including B.O. Connections, Befree, and Canoe among many others. Moreover, competition for shelf space in department and independent stores is intense and poses great difficulty for smaller companies and distributors.

In addition, several big local Russian retailers such as TsUM, Petrovsky Passage, and GUM among others already offer some of the Hip Hop American clothing labels such as Sean John, Baby Phat, and Rocawear. These retailers may be able to purchase merchandise that we cannot purchase because of their name recognition and relationships with suppliers, or they may be able to purchase branded merchandise with better pricing concessions than us. Our local and regional competitors have extensive knowledge of the consumer base and may be able to garner more loyalty from customers than us. If the targeted consumer base is satisfied with the selection, quality and price of our competitors' products, buyer may decide not to purchase our merchandise.

 Incoming will try to offer distinctive labels and brands, which address specific consumer tastes. We will target specific group of consumers who are looking for unique, edgy and exclusive brands that are not offered by other competitors.

Description of Property
-----------------------

We do not hold ownership or leasehold interest in any property.
Directors, Executive Officers and Control Persons
Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

--------------------------------------------------------------------------------
Name                           Age                          Position
--------------------------------------------------------------------------------

Yury Nesterov                   52                  President, Chief Executive
                                                    Officer, Director

Elena Djafarova                 32                  Secretary, Treasurer,  Chief
                                                    Financial Officer, Director

The directors will serve as directors until our next annual shareholder meeting or until a successor is elected who accepts the position. Directors are elected for one-year terms. Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Incoming's affairs.

Yury Nesterov,  President

Since December 22, 2006, Mr.Nesterov has been our President, Chief Executive Officer, and a director of the Company. In the past he worked as a manager at a shoe manufacturing company in Toronto. In the past five years Mr.Nesterov held various contract positions with private companies in North America and Russia. Mr.Nesterov is not an officer or director of any other reporting company. Mr. Nesterov intends to devote approximately 25% of his business time to our affairs.

Elena Djafarova, Director

Elena Djafarova holds a position as a merchandiser at Avangard-Moda clothing store in Moscow, Russia. In the past Ms. Djafarova owned and operated clothing boutique store in Kishinev, Moldova. She intends to devote approximately 20% of her business time to our affairs.

EXECUTIVE COMPENSATION

There are no formal written employment arrangements in place. We do not have any agreements or understandings that would change the terms of compensation during the course of the year. The table below shows what we have paid to our directors since our inception of December 22, 2006 through February 29, 2008.


SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------
                                                                 |     Long Term Compensation   |
                                  Annual Compensation             ------------------------------
                                ----------------------           |        Awards        |Payouts|
                                                Other             ------------------------------
                                                Annual
                                                Compen-          |Restricted| Securities|       |   All Other
Name and            Year                        sation           |Stock     | Underlying|  LTIP |    Compen-
Principal           Ended       Salary   Bonus                   |Awards    | Options/  |Payouts|    sation
Position                          ($)     ($)     ($)            | ($)      | SARs (#)  |  ($)  |      ($)
--------------------------------------------------------------------------------------------------------------
Y. Nesterov,      12-22-06      -0-      -0-     $2,000 (1)       -0-           -0-          -0-         -0-
President,     (inception)to
Chief             11-30-07
Executive
Officer
Director          12-01-07 to   -0-      -0-     $1,000(1)        -0-           -0-          -0-         -0-
                  02-29-08

E.Djafarova       12-22-06      -0-      -0-        -0-           -0-           -0-          -0-         -0-
Secretary,     (inception) to
Treasurer,        11-30-07
Chief
Financial         12-01-07 to   -0-      -0-        -0-           -0-           -0-          -0-         -0-
Officer,          02-29-08
--------------------------------------------------------------------------------------------------------------

(1) The company's president provides management services to the company as per unwritten arrangement with the company. During the period ended November 30, 2007, the company paid $2,000 for management services. During the three months ended February 29, 2008, the company paid $1,000 for management services.

Stock Option Grants

We do not have any stock options outstanding. No stock options or stock appreciation rights under any stock incentive plans were granted to our sole director and officer since our inception. Security Ownership of Certain Beneficial Owners and Management The following table sets forth the ownership, as of June 26, 2008 of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of June 26, 2008 there were 4,500,000 common shares issued and outstanding. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

--------------------------------------------------------------------------------------------------------------------
Title of Class    Name of                     Amount and        Percent of         Percent of        Percent of
                  Beneficial Owner            Nature of        Class Before       Class After       Class After
                                              Beneficial         Offering        Offering with      Offering with
                                              Ownership                        Minimum Number of   Maximum Number of
                                                                                  Shares Sold        Shares Sold
                                                 (1)                (%)               (%)               (%)
--------------------------------------------------------------------------------------------------------------------
Common            Yury Nesterov               3,000,000            66.67             35.29             10.17
                  President, CEO, and
                  Director
--------------------------------------------------------------------------------------------------------------------
Common            Elena Djafarova             1,500,000            33.33             17.65              5.08
                  Secretary, Treasurer
                  CFO,  and Director
--------------------------------------------------------------------------------------------------------------------
                  All Officers and            4,500,000             100              52.94             15.25
                  Directors as a Group
                  that consists of two
                  persons
--------------------------------------------------------------------------------------------------------------------

        (1) - Includes shares that could be obtained by the named individuals within the next 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The President of the Company provides management services to the Company. During the period ended February 29, 2008 management services of $1,000 (November 30, 2007 - $2,000) were charged to operations.

During the period ended November 30, 2007, the President of the Company provided a $10,000 loan to the Company. The loan payable is payable on demand, unsecured, bears interest at 6.75% per annum and consists of $10,000 of principal, and $233 of accrued interest payable.

As at February 29, 2008 the Company owed $530 (November 30, 2007, - $530) to the President of the Company for expenses incurred on behalf of the Company. We have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000.

DESCRIPTION OF SECURITIES

Common Stock

The authorized capital stock of Incoming, Inc. consists of 75,000,000 common shares, $0.001 par value. Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Incoming, Inc., whether voluntary or involuntary, to share equally in the assets of Incoming available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Incoming's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Incoming's common stock are entitled to dividends if declared by the Board of Directors out of funds legally available; therefore, Incoming does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Incoming's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid. Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Shares  Eligible for Future Sale

The 25,000,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. Our 4,500,000 issued and outstanding shares have been held since November,2007,and are subject to the sale limitations imposed by Rule 144. Under Rule 144, since our directors are an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Legal  Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management. We are not aware of any pending or threatened legal proceedings which involve Incoming,Inc.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Interest of Named Experts and Counsel

Our financial statements included in this prospectus and the registration statement have been audited by Ronald R. Chadwick P.C., Certified Public
Accountant, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the securities offered hereby will be passed upon for us by of the law firm Harrison Law P.A.

Additional Information

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration  statement,  does not contain all the  information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

FINANCIAL STATEMENTS

Index                                                                     Page
-----                                                                     ----
Audited Financial Statements for the period ended November 30, 2007:

Report of Independent Registered Certified Public Accounting Firm         F-2
Balance Sheets                                                            F-3
Statement of Operations                                                   F-4
Statement of Cash Flows                                                   F-5
Statement of Stockholders' Equity                                         F-6
Notes to the Financial Statements                                         F-7



Unaudited Financial Statements for the three-month period ended February 29, 2008:

Balance Sheets                                                            F-13
Statement of Operations                                                   F-14
Statement of Cash Flows                                                   F-15
Statement of Stockholders' Equity                                         F-17
Notes to the Financial Statements                                         F-18

                                 INCOMING, INC.

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                November 30, 2007











BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO FINANCIAL STATEMENTS

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944



              REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Incoming, Inc.
Scottsdale, Arizona

I have audited the accompanying balance sheet of Incoming, Inc. (a development stage company) as of November 30, 2007 and the related statements of operations, stockholders' equity and cash flows for the period from December 22, 2006
(inception) through November 30, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Incoming, Inc. as of November 30, 2007 and the related statements of operations, stockholders' equity and cash flows for the period from December 22, 2006 (inception) through November 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado
Ronald R. Chadwick, P.C.
January 15, 2008
RONALD R. CHADWICK, P.C.

                                 INCOMING, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                November 30, 2007


                                                                   2007
                                                                   ----
                                     ASSETS

Current assets
   Cash                                                         $   12,480
                                                                 ---------
     Total current assets                                           12,480

   Property and equipment, net                                       1,180
                                                                 ---------
Total assets                                                    $   13,660
                                                                 =========

                        LIABILITIES & STOCKHOLDERS'EQUITY
                        ---------------------------------
Current liabilities
   Accounts payable and accrued liabilities                     $    5,822
   Due to related parties                                              530
   Notes payable related parties                                    10,065
                                                                 ---------
      Total current liabilities                                     16,417


Capital stock $0.001 par value;
       75,000,000 shares authorized;
       4,500,000 shares issued and outstanding                       4,500

Deficit accumulated during the development stage                 (   7,257)
                                                                  --------
Total Stockholders' Equity                                       (   2,757)

Total Liabilities and Stockholders' Equity                      $   13,660
                                                                  ========



  The accompanying notes are an integral part of these financial statements

                                 INCOMING, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
             December 22, 2006 (Inception) Through November 30, 2007





Revenue                                                         $        -
                                                                 ---------
Expenses:
   Accounting and audit fees                                    $    3,500
   General and Administrative                                          740
   Management                                                        2,000
   Organization costs                                                  530
   Rent                                                                422
                                                                 ---------
                                                                     7,192
                                                                 ---------
Loss from operations                                              (  7,192)

Other income (expense)
   Interest expense                                               (     65)
                                                                 ---------
Income (loss) before provision for income tax                     (  7,257)

Provision for income tax
                                                                         -
                                                                 ---------
Net income (loss)                                               $ (  7,257)
                                                                 =========
Net income (loss) per share                                     $ (   0.02)
                                                                 =========
Weighted average number of common shares outstanding               446,064
                                                                 =========




  The accompanying notes are an integral part of these financial statements

                                 INCOMING, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
             December 22, 2006 (Inception) Through November 30, 2007


Cash Flows From Operating Activities:
   Net income (loss)                                            $ (  7,257)

   Adjustment to reconcile net income to net cash
   provided  by (used  for) operating activities:
     Accounts payable and accrued liabilities                        5,822
     Accounts payable related parties                                  530
                                                                 ---------
          Net cash provided by (used for) operating
          activities                                              (    905)

Cash Flows From Investing  Activities
     Purchase of fixed assets                                     (  1,180)
                                                                 ---------
        Net cash provided by (used for) investing activities      (  1,180)

Cash Flows From Financing Activities:
   Loan payable - related party                                     10,065
   Proceeds from issuance of common stock                            4,500
                                                                  --------
          Net cash provided by (used for) financing                 14,565
          activities
                                                                  --------

Net Increase (Decrease) In Cash                                     12,480

Cash At The Beginning Of The Period                                      -
                                                                  --------
Cash At The End Of The Period                                   $   12,480
                                                                  ========

Schedule Of Non-Cash Investing And Financing
Activities

None

Supplemental Disclosure

  Cash paid for:
       Interest                                                 $        -
                                                                 =========
       Income Taxes                                             $        -
                                                                 =========



  The accompanying notes are an integral part of these financial statements

                                 INCOMING, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
             December 22, 2006 (Inception) Through November 30, 2007



                                                                                         Deficit
                                                                                       Accumulated
                                                              Common Shares             During the
                                                              -------------            Development
                                                          Number         Par Value        Stage           Total
                                                          ------         ---------        -----           -----
Balances, December 22, 2006                                     -       $        -    $         -    $          -

Issued for cash:
Common stock November, 2007 - at $0.001                 4,500,000            4,500               -           4,500
Net gain (loss) for the period ended November 30, 2007          -                -      (    7,257)     (    7,257)
                                                        ---------        ---------     -----------    ------------
Balances, November 30, 2007                             4,500,000       $    4,500    $ (    7,257)  $  (    2,757)
                                                        =========        =========     ===========    ============






  The accompanying notes are an integral part of these financial statements

                                 INCOMING, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                November 30, 2007
                             (Stated in US Dollars)


Note 1        Nature and Continuance of Operations
              ------------------------------------
              The Company was incorporated in the State of Nevada, United States of America on December 22, 2006, and its fiscal year end is November 30. The Company is engaged in distribution of American Urban Streetwear and Hip Hop clothing labels in the Eastern European market.

              These financial statements have been prepared on a going concern basis. The Company has a working capital deficiency of $3,937, and has accumulated deficit of $7,257 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern. Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------
              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

              Development Stage Company
              -------------------------
              The Company complies with Financial Accounting Standard Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

              Revenue Recognition
              -------------------
              Sales are recognized when revenue is realized or realizable and has been earned. The Company's policy is to recognize revenue when risk of loss and title to the product

Incoming, Inc.
(A Development Stage Company)
Notes to the Financial Statements
November 30, 2007 - Page 2

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Revenue Recognition - (cont'd)
              -------------------
              transfers to the customer. Net sales is comprised of gross revenues less expected returns, trade discounts and customer allowances, which include costs associated with off-invoice mark-downs and other price reductions, as well as trade promotions and coupons. These incentive costs are recognized at the later of the date on which the Company recognizes the related revenue or the date on which the Company offers the incentive.

              Impairment of Long-lived Assets
              -------------------------------
              Capital assets are reviewed for impairment in accordance with FAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which was adopted effective January 1, 2002. Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

              Research and Development
              ------------------------
              Research and development expenditures are expensed as incurred.

              Foreign Currency Translation
              ----------------------------
              The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", since the functional currency of the Company is U.S. dollars, the foreign currency monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date.Revenue and expenses are translated at weighted average rates of exchange during the
              year  and   stockholders'  equity  accounts  and  furniture   and
              equipment are translated by using historical exchange rates. Any re-measurement gain or loss incurred is reported in the income statement.

              Net Loss per Share
              ------------------
              Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Incoming, Inc.
(A Development Stage Company)
Notes to the Financial Statements
November 30, 2007 - Page 3

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Stock-based Compensation
              ------------------------
              The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

              Income Taxes
              ------------
              The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              Fair Value of Financial Instruments
              -----------------------------------
              The carrying value of the Company's financial instruments consisting of cash, accounts payable and accrued liabilities, agreement payable and due to related party approximate their carrying value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              Recent Accounting Pronouncements
              --------------------------------
              In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning February 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

              In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending
                                      F-9

Incoming, Inc.
(A Development Stage Company)
Notes to the Financial Statements
November 30, 2007 - Page 4

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Recent Accounting Pronouncements - (cont'd)
              ---------------------------------

              after December 15, 2006 which for the Company would be February 1, 2007. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

              In  September  2006,  the SEC  issued  Staff  Accounting  Bulletin
              ("SAB")   No.  108,   "Considering   the  Effects  of  Prior  Year
              Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006 which for the Company would be February 1, 2007. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

              In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

Note 3        Capital Stock
              -------------
              The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

              During the period from December 22, 2006 (inception) to November 30, 2007, the Company issued 4,500,000 shares of common stock to its directors for total proceeds of $4,500.

              To November 30, 2007, the Company has not granted any stock options and has not recorded any stock-based compensation.

Incoming, Inc.
(A Development Stage Company)
Notes to the Financial Statements
November 30, 2007 - Page 5


Note 4        Related Party Transactions
              --------------------------
              a) The President of the Company provides management services to the Company. During the period ended November 30, 2007 management services of $2,000 were charged to operations.

              b) During the period ended November 30, 2007, the President of the Company provided a $10,000 loan to the Company. The loan payable is payable on demand, unsecured, bears interest at 6.75% per annum and consists of $10,000 of principal, and $65 of accrued interest payable.

              c) As at November 30, 2007, the Company owed $530 to the President of the Company for expenses incurred on behalf of the Company.

Note 5        Income Taxes
              ------------
              The significant components of the Company's deferred tax assets are as follows:


                                                                      2007
             Deferred Tax Assets                                      ----
               Non-capital loss carryforward                       $   1,089
                Less:  valuation allowance for deferred tax asset   (  1,089)
                                                                    ---------
                                                                   $       -
                                                                    ========

              There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets, except for the Company's net operating loss carryforwards amounting to approximately $7,257 at November 30, 2007 which may be available to reduce future year's taxable income.

              These carryforwards will expire, if not utilized, commencing in 2027. Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

                                 INCOMING, INC.

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                February 29, 2008

                                   (Unaudited)













BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO FINANCIAL STATEMENTS

                                 INCOMING, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                                               February 29,       November 30,
                                                                                   2008               2007
                                                                                   ----               ----
                                                                               (Unaudited)         (Audited)
                                                    ASSETS
                                                    ------
Current assets
   Cash                                                                       $        5,825     $        12,480
                                                                               -------------      --------------
     Total current assets                                                              5,825              12,480

   Property and equipment, net                                                         1,136               1,180
                                                                               -------------      --------------
Total assets                                                                  $        6,961     $        13,660
                                                                               =============      ==============

                                       LIABILITIES & STOCKHOLDERS'EQUITY
                                       ---------------------------------
Current liabilities
   Accounts payable and accrued liabilities                                   $        6,018     $         5,822
   Due to related parties                                                                530                 530
   Notes payable related parties                                                      10,233              10,065
                                                                               -------------      --------------
      Total current liabilities                                                       16,781              16,417
                                                                               -------------      --------------

Capital stock $0.001 par value;
       75,000,000 shares authorized;
       4,500,000 shares issued and outstanding                                         4,500               4,500

Deficit accumulated during the development stage                                (     14,320)       (      7,257)
                                                                               -------------       -------------
Total Stockholders' Equity                                                      (      9,820)       (      2,757)
                                                                               -------------       -------------
Total Liabilities and Stockholders' Equity                                   $         6,961     $        13,660
                                                                               =============       =============






  The accompanying notes are an integral part of these financial statements

                                 INCOMING, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                                   (Unaudited)

                                                            Three Months          December 22, 2006       December 22, 2006
                                                               Ended             (Inception) Through     (Inception) Through
                                                          February 29, 2008        February 28, 2007       February 29, 2008

Revenue                                                    $           -         $              -         $             -
                                                            ------------          ---------------           -------------
Expenses:
   Accounting and audit fees                               $       2,000         $              -         $         5,500
   General and Administrative                                      2,961                        -                   3,701
   Management                                                      1,000                        -                   3,000
   Organization costs                                                  -                      530                     530
   Rent                                                              934                        -                   1,356
                                                            ------------          ---------------           -------------
                                                                   6,895                      530                  14,087
                                                            ------------          ---------------           -------------
Loss from operations                                        (      6,895)         (           530)          (      14,087)

Other income (expense)
   Interest expense                                         (        168)                       -           (         233)
                                                            ------------          ---------------           -------------
Income (loss) before provision for income tax               (      7,063)         (           530)          (      14,320)

Provision for income tax
                                                                       -                        -                       -
                                                            ------------          ---------------           -------------
Net income (loss)                                          $(      7,063)        $(           530)         $(      14,320)
                                                            ============          ===============           =============
Net income (loss) per share                                $(       0.01)        $(          0.00)
                                                            ============          ===============
Weighted average number of common shares outstanding           4,500,000                        -
                                                            ============          ===============


  The accompanying notes are an integral part of these financial statements

                                 INCOMING, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                            Three Months          December 22, 2006       December 22, 2006
                                                               Ended             (Inception) Through     (Inception) Through
                                                          February 29, 2008        February 28, 2007       February 29, 2008

Cash Flows From Operating Activities:
   Net income (loss)                                         $ (     7,063)      $ (         530)           $(     14,320)

   Adjustment to reconcile net income to net cash
   provided by (used for) operating activities:
     Amortization                                                       44                     -                       44
     Accounts payable and accrued liabilities                          196                     -                    6,018
      Accounts payable related parties                                   -                   530                      530
                                                              ------------        --------------              -----------
       Net cash provided by (used for) operating
       activities                                              (     6,823)                    -             (      7,728)
                                                              ------------        --------------              -----------
Cash Flows From Investing  Activities
     Purchase of fixed assets                                            -                     -             (      1,180)
                                                              ------------        --------------              -----------
       Net cash provided by (used for) investing activities              -                     -             (      1,180)
                                                              ------------        --------------              -----------
Cash Flows From Financing Activities:
   Loan payable - related party                                        168                     -                   10,233
   Proceeds from issuance of common stock                                -                     -                    4,500
                                                              ------------        --------------              -----------
          Net cash provided by (used for) financing                    168                     -                   14,733
            activities
                                                              ------------        --------------              -----------
                                                                                                                   Cont'd


  The accompanying notes are an integral part of these financial statements

                                 INCOMING, INC.
                          (A Development Stage Company)                  Cont'd
                             STATEMENT OF CASH FLOWS
                                   (Unaudited)


                                                            Three Months          December 22, 2006       December 22, 2006
                                                               Ended             (Inception) Through     (Inception) Through
                                                          February 29, 2008        February 28, 2007       February 29, 2008

Net Increase (Decrease) In Cash                                      6,655                     -                    5,825

Cash At The Beginning Of The Period                                 12,480                     -                        -
                                                              ------------         -------------              -----------
Cash At The End Of The Period                                $       5,825       $             -            $       5,825
                                                              ============         =============              ===========

Schedule Of Non-Cash Investing And Financing
Activities

None

Supplemental Disclosure

  Cash paid for:
       Interest                                              $           -       $             -            $           -
                                                              ============         =============              ===========
       Income Taxes                                          $           -       $             -            $           -
                                                              ============         =============              ===========


  The accompanying notes are an integral part of these financial statements

                                 INCOMING, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
             December 22, 2006 (Inception) Through February 29, 2008
                                   (Unaudited)



                                                                                         Deficit
                                                                                       Accumulated
                                                              Common Shares             During the
                                                              -------------            Development
                                                          Number         Par Value        Stage           Total
                                                          ------         ---------        -----           -----
Balances, December 22, 2006                                     -       $        -    $         -    $          -

Issued for cash:
Common stock November, 2007 - at $0.001                 4,500,000            4,500               -           4,500
Net gain (loss) for the period ended November 30, 2007          -                -      (    7,257)     (    7,257)
                                                        ---------        ---------     -----------    ------------
Balances, November 30, 2007                             4,500,000            4,500      (    7,257)     (    2,757)

Net gain (loss) for the period ended February 29, 2008          -                -      (    7,063)     (    7,063)
                                                        ---------        ---------     -----------    ------------
Balances, February 29, 2008                             4,500,000       $    4,500    $ (   14,320)  $  (    9,820)
                                                        =========        =========     ===========    ============













  The accompanying notes are an integral part of these financial statements

                                 INCOMING, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                February 29, 2008
                                   (Unaudited)


Note 1        Nature and Continuance of Operations
              ------------------------------------
              Organization
              ------------
              The Company was incorporated in the State of Nevada, United States of America on December 22, 2006, and its fiscal year end is November 30. The Company is engaged in distribution of American Urban Streetwear and Hip Hop clothing labels in the Eastern European market.

              Going Concern
              -------------
              These financial statements have been prepared on a going concern basis. The Company has a working capital deficiency of $10,956, and has accumulated deficit of $14,320 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern. The Company to date has funded its initial operations through the issuance of 4,500,000 shares of capital stock for the net proceeds of $4,500 and loans from director in the amount of $10,000. Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

              Unaudited Interim Financial Statements
              --------------------------------------
              The accompanying unaudited interim financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended November 30, 2007 included in the Company's S-1 filed with the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form S-1. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended February 29, 2008 are not necessarily indicative of the results that may be expected for the year ending November 30, 2008.

Incoming, Inc.
(A Development Stage Company)
Notes to the Financial Statements
February 29, 2008
(Unaudited) - Page 2

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------
              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

              Development Stage Company
              -------------------------
              The Company complies with Financial Accounting Standard Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

              Revenue Recognition
              -------------------
              Sales are recognized when revenue is realized or realizable and has been earned. The Company's policy is to recognize revenue when risk of loss and title to the product transfers to the customer. Net sales is comprised of gross revenues less expected returns, trade discounts and customer allowances, which include costs associated with off-invoice mark-downs and other price reductions, as well as trade promotions and coupons. These incentive costs are recognized at the later of the date on which the Company recognizes the related revenue or the date on which the Company offers the incentive.

              Impairment of Long-lived Assets
              -------------------------------
              Capital assets are reviewed for impairment in accordance with FAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which was adopted effective January 1, 2002. Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

              Research and Development
              ------------------------
              Research and development expenditures are expensed as incurred.

              Foreign Currency Translation
              ----------------------------
              The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", since the functional currency of the Company is U.S. dollars, the foreign currency monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date.Revenue and expenses

Incoming, Inc.
(A Development Stage Company)
Notes to the Financial Statements
February 29, 2008
(Unaudited) - Page 3

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Foreign Currency Translation - (cont'd)
              ----------------------------
              are  translated at weighted  average rates of exchange  during the
              year  and   stockholders'  equity  accounts  and  furniture   and
              equipment are translated by using historical exchange rates. Any re-measurement gain or loss incurred is reported in the income statement.

              Net Loss per Share
              ------------------
              Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

              Stock-based Compensation
              ------------------------
              The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

              Income Taxes
              ------------
              The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              Fair Value of Financial Instruments
              -----------------------------------
              The carrying value of the Company's financial instruments consisting of cash, accounts payable and accrued liabilities, agreement payable and due to related party approximate their carrying value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              Recent Accounting Pronouncements
              --------------------------------
              In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial

Incoming, Inc.
(A Development Stage Company)
Notes to the Financial Statements
February 29, 2008
(Unaudited) - Page 4

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Recent Accounting Pronouncements - (cont'd)
              ---------------------------------

              statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning February 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

              In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006 which for the Company would be February 1, 2007. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

              In  September  2006,  the SEC  issued  Staff  Accounting  Bulletin
              ("SAB")   No.  108,   "Considering   the  Effects  of  Prior  Year
              Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006 which for the Company would be February 1, 2007. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

              In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

              In December 2007, the FASB issued two new statements: (a.) SFAS No. 141(revised 2007), Business Combinations, and (b.) No. 160, Noncontrolling Interests in Consolidated Financial Statements. These statements are effective for fiscal years beginning after December 15, 2008 and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements. The Company is in the process of evaluating the impact, if any, on SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its consolidated financial statements.

Incoming, Inc.
(A Development Stage Company)
Notes to the Financial Statements
February 29, 2008
(Unaudited) - Page 5

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Recent Accounting Pronouncements - (cont'd)
              ---------------------------------

              (a.) SFAS No. 141 (R) requires an acquiring entity in a business combination to: (i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and (iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

              (b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report noncontrolling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent's equity, in consolidated financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the consolidated statement of income, and (iii) any changes in the parent's ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

Note 3        Capital Stock
              -------------
              The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

              During the period from December 22, 2006 (inception) to November 30, 2007, the Company issued 4,500,000 shares of common stock to its directors for total proceeds of $4,500.

              To February 29, 2008, the Company has not granted any stock options and has not recorded any stock-based compensation.

Note 4        Related Party Transactions
              --------------------------
              a) The President of the Company provides management services to the Company. During the period ended February 29, 2008 management services of $1,000 (November 30, 2007 - $2,000) were charged to operations.

              b) During the period ended November 30, 2007, the President of the Company provided a $10,000 loan to the Company. The loan payable is payable on demand, unsecured, bears interest at 6.75% per annum and consists of $10,000 of principal, and $233 of accrued interest payable.

              c) As at February 29, 2008 the Company owed $530 (November 30, 2007, - $530) to the President of the Company for expenses incurred on behalf of the Company.

PART  II.  INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by Incoming, Inc. (on behalf of itself and the selling stockholders) in connection with this offering. All amounts are estimates except for the registration fee.


Securities and Exchange Commission registration fee    $       9.82
Transfer Agent Fees                                             800
Accounting fees and expenses                                  5,000
Legal fees and expenses                                       3,000
Edgar filing fees                                               800
                                                        -----------
Total:                                                 $   9,609.82
                                                        ===========


IDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 4,500,000 shares of our common stock at a price of $0.001 per share to our directors Yury Nesterov (3,000,000) and Elena Djafarova (1,500,000), on November 27, 2007. The total amount received from this offering was $4,500. We completed this offering pursuant to Regulation S of the Securities Act.


The offer and sale of all Shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act. The Investor acknowledged the following: Subscriber is not a United States Person, nor is the Subscriber acquiring the Shares directly or indirectly for the account or benefit of a United States Person. None of the funds used by the Subscriber to purchase the Units have been obtained from United States Persons. For purposes of this Agreement, "United States Person" within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means:

(i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.


EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      FINANCIAL STATEMENT SCHEDULES

      All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

      EXHIBITS

      The exhibits listed under here below are filed as part of this Form S-1:


           3.1   Articles of Incorporation
           3.2   Bylaws
           5.1   Legal Opinion of Harrison Law, P.A. with consent to use
          10.1   Distribution and Marketing Agreement
          23.1   Consent of Ronald R. Chadwick P.C., Certified Public Accountant


UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

     (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

    (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

     (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, on June 30, 2008.


                             INCOMING, INC.

Date: June 30, 2008          By:   /s/ Yury Nesterov
                             -----------------------
                             Name: Yury Nesterov
                             Title:  Chief Executive Officer

Date: June 30, 2008          By:   /s/ Elena Djafarova
                             -------------------------
                             Name: Elena Djafarova
                             Title:  Chief Financial Officer